Exhibit 10.30

FOURTH AMENDMENT

TO

THE TRAVELERS BENEFIT EQUALIZATION PLAN

(As Amended and Restated Effective as of January 1, 2009)

The Travelers Benefit Equalization Plan (As Amended and Restated Effective as of January 1, 2009) is hereby amended as follows:

I.

Section 2.2 is restated in its entirety, effective January 1, 2015, to read as follows:

2.2                               FORUM SELECTION AND CHOICE OF LAW.  If there is ever a dispute arising under or relating to the Plan that is not required to be submitted to arbitration as provided in Sec. 8.3.3, that dispute must be submitted to the United States District Court for the District of Minnesota, provided that court has jurisdiction.  By participating in the Plan, or by asserting an entitlement to any right or benefit under the Plan, each Participant or Beneficiary consents to the exercise of personal jurisdiction over him or her by the United States District Court for the District of Minnesota, and waives any argument that that forum is not a convenient forum in which to resolve the lawsuit.  This Plan is governed by ERISA, and state law is generally preempted.  To the extent state law applies, the Plan is governed by the laws of the State of Minnesota, without giving effect to its conflict of law rules.

II.

Section 4.3.1(b) is amended, effective September 1, 2014, to restate the reference to Sec. 4.2.1(b) as a reference to Sec. 4.2.1(c).

III.

Section 4.3.1 is amended, effective September 1, 2014, to add a new subsection (d) to read as follows:

(d)                                 For purposes of determining the time of payment in this Sec. 4.3.1 (and not for purposes of determining the value of the Excess Benefit under Sec. 4.2.1), the entitlement to an immediate or deferred benefit under the Retirement Plan, as referenced in Sec. 4.2.1(b) or Sec. 4.2.1(c), will be determined in accordance with the provisions of the Retirement Plan in effect immediately prior to September 1, 2014.  For that reason, the Retirement Plan amendment that first becomes effective for Benefit Commencement Dates on or after September 1, 2014 will not accelerate the timing of any Excess Benefit under this Plan.

IV.

Section 8.3.3 is restated in its entirety, effective January 1, 2015, to read as follows:

8.3.3                     Arbitration.  Any dispute involving or relating to this Plan that is not resolved through the claims procedures must be settled by arbitration in accordance with the Travelers Employment Arbitration Policy.  Notice of demand for arbitration must be made in writing to the opposing party and to the American Arbitration Association within the shorter of (i) one (1) year after the claimant’s appeal has been finally decided under the claims procedures set forth in Sec. 8.3.1 and 8.3.2 or (ii) two (2) years from the date of the last act, omission, or other wrong giving rise to the dispute. The decision of the arbitrator(s) will be final and may be enforced in any court of competent jurisdiction.

The arbitrator(s) may award reasonable fees and expenses to the prevailing party in any dispute hereunder and will award reasonable fees and expenses in the event that the arbitrator(s) find that the losing party acted in bad faith or with intent to harass, hinder or delay the prevailing party in the exercise of its rights in connection with the matter under dispute.

V.

Section 9.1.1 is restated in its entirety, effective January 1, 2015, to read as follows:

9.1.1                     General Rule Prohibiting Assignment.  A Participant or Beneficiary may not assign, alienate, pledge, hypothecate, or otherwise transfer any of the rights or benefits to which the Participant or Beneficiary is entitled under the Plan, except as allowed under Sec. 9.1.2.  The Participant or Beneficiary’s rights and benefits in this Plan shall be exempt from the claims of the Participant or Beneficiary’s creditors or any other claimants, and shall be exempt from all orders, decrees, levies, garnishments, and executions to the fullest extent allowed by law, except as provided in Sec. 9.1.2.